UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2009

HAMPSHIRE GROUP, LIMITED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-20201	06-0967107
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
114 West 41st Street
New York, New York 10036
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 840-5666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 21, 2009, Hampshire Group, Limited (the “Company”) adopted the Hampshire Group, Limited 2009 Stock Incentive Plan (the “Plan”), which is designed to assist the Company in attracting, retaining, motivating, and rewarding key employees, officers, directors, and consultants, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of these individuals with those of such stockholders. The Plan permits the Company to award eligible persons nonqualified stock options, restricted stock, and other stock-based awards.
     The Plan will be administered by the Company’s board of directors (the “Board”) or a committee appointed by the Board consisting of two or more individuals (together, the “Committee”). The Committee will determine who will receive awards under the Plan, as well as the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Plan. The Committee will be authorized to interpret the plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may also delegate to the Company’s officers or employees, or other committees, the authority, subject to such terms as the Committee determines, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate, including the appointment agents to assist it in administering the plan. Any action of the Committee will be final, conclusive, and binding on all persons, including participants in the plan and their beneficiaries.
     The total number of shares of the Company’s common stock available for issuance under the Plan is 880,000, subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange, or any other similar corporate transaction or event. For purposes of determining the remaining shares of common stock available for grant under the Plan, to the extent that an award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for grant. Similarly, shares withheld in payment of the exercise price or taxes relating to an award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an award shall be deemed to constitute shares not delivered to the participant and shall be deemed to again be available for awards under the Plan.
     Options granted under the Plan will expire no later than the tenth (10th) anniversary of the applicable date of grant of the options and, to the extent intended to be exempt from Section 409A of the Internal Revenue Code, will have an exercise price of not less than the fair market value of the Company’s common stock on the date of grant. All options granted under the Plan will vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee at the time of grant. Except as otherwise set forth in an option agreement, (i) in the event of an awardholder’s termination other than for “cause” or due to death or disability, all unvested options then held by such awardholder shall expire, and all vested options then held by such awardholder shall remain exercisable until the earlier of their regular expiration date and the ninetieth (90th) day following such termination, (ii) in the event of an awardholder’s termination due to death or disability, all unvested options then held by such awardholder shall expire, and all vested options then held by such awardholder shall remain exercisable until the earlier of their regular expiration date and the first (1st) anniversary of such termination, and (iii) in the event of an awardholder’s termination for “cause,” all options then held by such awardholder shall expire, whether unvested or vested at the time of such termination.
     Restricted stock granted under the Plan will be subject to restrictions on transfer until such time that it becomes vested in accordance with the terms of such award. Except as otherwise set forth in a restricted stock award agreement, in the event of an awardholder’s termination for any reason, all unvested shares of restricted stock then held by such awardholder shall be subject to repurchase by the Company at a price equal to the original purchase price paid for such stock by such awardholder, or if the original purchase price was zero dollars, shall be forfeited by the awardholder for no consideration.

     The Committee is authorized by the Plan to grant other stock-based awards, including but not limited to restricted stock units and stock appreciation rights, in each case subject to terms and conditions set forth in the applicable award grant agreements.
     Except as otherwise determined by the Committee and provided in an award agreement, upon (i) a merger or consolidation in which the Company is not the surviving corporation, (ii) a merger or consolidation in which the Company is the surviving corporation, but the holders of shares of stock receive securities of another corporation or other property or cash, (iii) a change in control (i.e., a change in the ownership of more than 50% of the combined voting power of the Company, a change in a majority of the board of directors, or a sale of all or substantially all of the assets of the Company), or (iv) a reorganization or liquidation of the Company (collectively, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of (1) the substitution (and adjustment) of awards in connection with such Corporate event, (2) accelerated vesting of awards, (3) the cancellation of awards in exchange for the amount of per-share consideration being paid for the Company’s stock in connection with such Corporate Event (less exercise price, where applicable), and (4) the replacement of awards with a cash incentive program that preserves the value of such awards.
     The Company’s board of directors may amend or terminate the Plan at any time, provided that no amendment or termination may impair the rights of the holder of any award, and no amendment may be made without stockholder approval to the extent that applicable law or the rules of the national securities exchange on which the Company’s stock is principally listed requires such approval. Repricings of awards may be made without stockholder approval.
     In connection with adopting the Plan, the Board approved grants of restricted stock under the Plan totaling 847,500 shares, which consisted of grants to 24 employees totaling 367,500 shares and the following grants to named executive officers and directors:

Name	Number of Shares
Heath L. Golden	100,000
Howard L. Zwilling	100,000
Mark W. Lepine	100,000
Jonathan W. Norwood	100,000
Herbert Elish	20,000
Harvey L. Sperry	20,000
Irwin W. Winter	20,000
Richard A. Mandell	20,000
     Ten percent of each award of restricted stock will be subject to time-based vesting (the “Time-Vested Shares”), with 25% of the Time-Vested Shares vesting on March 31 of each of 2010, 2011, 2012, and 2013, subject to the respective grantee’s continued service through the applicable vesting date. The remaining 90% of each award of restricted stock will be subject to performance-based vesting (the “Performance-Vested Shares”), with 25% of the Performance-Vested Shares vesting on March 31 of each of 2011, 2012, 2013, and 2014, provided that as of each such vesting date the Company’s consolidated return on operating income for the preceding fiscal year as a percent of average working capital (excluding discontinued operations) is equal to or greater than 6%, with respect to the 2010 and 2011 fiscal years, and 8%, with respect to the 2012 and 2013 fiscal years. In the event the Company misses its target in a given year, the shares that would otherwise have vested in that year will be rolled forward to the next year and will vest simultaneously with the shares already allocated for that subsequent year should the Company exceed that year’s target by an amount sufficient to cover the prior year’s or years’ cumulative shortfall. This rollover mechanism will permit shares to be carried forward over multiple years until the expiration of the Plan.
     If a grantee becomes incapacitated due to death or disability, his restricted stock would vest (based upon the applicable vesting requirements outlined herein) as if he had remained employed with the Company through each applicable vesting date. All unvested shares will automatically vest upon a change of control under the Plan.
     The effective date of the grants described above shall be two business days following the Company’s release of the results for the three months ended September 26, 2009.

     On October 21, 2009, the Company adopted the Hampshire Group, Limited 2010 Cash Incentive Bonus Plan (the “Bonus Plan”) pursuant to which it will grant annual performance-based bonuses to certain of its employees. The Committee will administer the Bonus Plan. The Committee will determine who will receive bonuses under the Bonus Plan, set annual performance metrics and bonus payout levels, as well as interpret the Bonus Plan and make all other decisions and determinations necessary or advisable for the administration of the Bonus Plan. Target bonus amounts under the Bonus Plan will be a percentage of each participant’s base salary, and actual bonus amounts paid under the Bonus Plan will depend on the extent to which annual performance metrics are achieved, as determined by the Committee.
     Bonus payments under the Bonus Plan are subject to the Company’s meeting all of its financial covenants that would be impacted by the accrual and payment of bonuses under the Bonus Plan. In addition, to the extent that bonuses in excess of 100% of their target amounts become payable under the Bonus Plan and the payment of such bonuses would reduce the Company’s operating income below the Company’s budgeted operating income for the applicable fiscal year, the bonuses will be reduced pro-rata for all participants such that the Company’s operating income is equal to or greater than its budgeted operating income for such fiscal year. Bonuses will also be reduced pro-rata in the event that the total amount of bonuses payable under the Bonus Plan for a fiscal year would place the Company in a non-compliance position with respect to its financial covenants. Earned bonuses will be paid no later than March 15 following the fiscal year in which they were earned, and a participant must be employed on the date such bonuses are paid in order to receive his or her bonus.
     If a participant in the Bonus Plan begins working for the Company after the first day of the fiscal year in which he or she becomes eligible to participate in the Bonus Plan, such participant’s bonus will be pro rated for the number of days the participant is employed by the Company during such fiscal year. In addition, in the event of a “change in control” of the Company (as such term is defined in the Bonus Plan), the pro-rata bonus earned through the date of the change in control will be paid to participants in connection with such change in control.
     The Committee may amend or terminate the Bonus Plan at any time. Unless sooner terminated, the Bonus Plan will expire on the tenth anniversary of the date it was adopted.
     In connection with adopting the Bonus Plan, the Board approved the following target bonus amounts for the Company’s named executive officers:

Name	Percent of Base Salary
Heath L. Golden	32.5%
Jonathan Norwood	25%
Howard L. Zwilling	25%
Mark W. Lepine	25%

Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits

Exhibit
Number	Description

10.1	Hampshire Group, Limited 2009 Stock Incentive Plan

10.2	Form of Restricted Stock Grant Notice And Agreement pursuant to the Hampshire Group, Limited 2009 Stock Incentive Plan

10.3	Hampshire Group, Limited 2010 Cash Incentive Bonus Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED
Dated: October 27, 2009	By:	/s/ Heath L. Golden
		Name:	Heath L. Golden
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Hampshire Group, Limited 2009 Stock Incentive Plan

10.2	Form of Restricted Stock Grant Notice And Agreement pursuant to the Hampshire Group, Limited 2009 Stock Incentive Plan

10.3	Hampshire Group, Limited 2010 Cash Incentive Bonus Plan